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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the  Board of Directors
AFP Imaging Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 16, 2005, on the consolidated financial statements and schedule of AFP Imaging Corporation as of June 30, 2005 included in AFP Imaging Corporation's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 15, 2005